Exhibit 4.7

[Face of Warrant Certificate]1

AVAYA HOLDINGS CORP.

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO PURCHASE COMMON STOCK

[UNLESS THIS GLOBAL WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AVAYA HOLDINGS CORP. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]2

[1]	To be removed in the versions of the Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Warrants Certificates for issuance and delivery from time to time to holders.
[2]	Include only on Global Warrant Certificate.

No. [ ] CUSIP No. 05351X 119	[ , , ]Warrants

THIS CERTIFIES THAT, for value received, [                                                 ], or registered assigns, is the registered owner of the number of Warrants to Purchase Common Stock of Avaya Holdings Corp., a Delaware corporation (the “Company”, which term includes any successor thereto under the Warrant Agreement) specified above [or such lesser number as may from time to time be endorsed on the “Schedule of Decreases” attached hereto]3, and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder’s option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one share of Common Stock of the Company for each Warrant evidenced hereby, at the purchase price of $25.55 per share (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase, the number of shares of Common Stock into which and the Exercise Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form or any certificates for shares of Common Stock or payment of cash to any Person other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company or (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

Each Warrant evidenced hereby may be exercised by the Holder hereof at the Exercise Price then in effect on any Business Day from and after the Original Issue Date until 5:00 p.m., New York time, on the Expiration Date in the Warrant Agreement.

Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by, in the case of a Global Warrant Certificate, providing notice of the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and delivering such Warrants by book-entry transfer through the facilities of the Depositary, to the Warrant Agent in accordance with the Applicable Procedures and otherwise complying with Applicable Procedures in respect of the exercise of such Warrants or, in the case of a Definitive Warrant Certificate, surrendering this Warrant Certificate to the Warrant Agent at its office maintained for such purpose (the “Corporate Agency Office”) with the form of exercise on the reverse hereof duly executed, together with payment in full of the Exercise Price as then in effect for each share of Common Stock receivable upon exercise of each Warrant being submitted for exercise or, if applicable, whether Cashless Exercise is being elected with respect thereto. Any such payment of the Exercise Price is to be by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose.

[3]	Include only on Global Warrant Certificate.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

Dated: [________ __], 20[__]

AVAYA HOLDINGS CORP.

[SEAL]	By:
Vice President and Treasurer

ATTEST:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent		AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

OR

By:		By:
	Authorized Agent		as Countersigning Agent

By:
Authorized Officer

[Reverse of Warrant Certificate]4

AVAYA HOLDINGS CORP.

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO PURCHASE COMMON STOCK

The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Purchase Common Stock (“Warrants”), limited in aggregate number to 5,645,200 issued under and in accordance with the Warrant Agreement, dated as of December 15, 2017 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”, which term includes any successor thereto permitted under the Warrant Agreement), to which the Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.

The Warrant Agreement provides that, in addition to certain adjustments to the number of shares of Common Stock into which a Warrant is exercisable and the Exercise Price required to be made in certain circumstances, (x) in the case of any Transaction (other than a Sale Cash Only Transaction), the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause the other Person involved in such Transaction to) execute and deliver to the Warrant Agent a written instrument providing that (i) the Warrants evidenced hereby, if then outstanding, will be exercisable thereafter, during the period the Warrants evidenced hereby shall be exercisable as specified herein, only into the Substituted Securities that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock that would have been issued upon exercise of such Warrant if such Warrant had been exercised in full immediately prior to such Sale Transaction (upon certain assumptions specified in the Warrant Agreement); and (ii) the rights and obligations of the Company (or, in the case of any Non-Surviving Transaction, the other Person involved in such Transaction) and the holders in respect of Substituted Securities shall be substantially unchanged to be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock and (y) in the case of any Sale Transaction (other than a Sale Securities Only Transaction), (a) if such Sale Transaction is a Sale Cash Only Transaction, the Warrants shall expire, (b) the Company shall deliver specified amounts of cash or, if applicable, non-cash property with respect to any non-securities property received by holders of Common Stock upon such Sale Transaction and (c) if such Sale Transaction is not a Sale Cash Only Transaction, the Exercise Price will be reduced, in each case as more fully specified in the Warrant Agreement.

[4]	To be removed in the versions of the Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Warrants Certificates for issuance and delivery from time to time to holders.

Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. “Expiration Date” shall mean December 15, 2022 (the fifth anniversary of the Original Issue Date) or such earlier date as shall apply in the event of a Sale Cash Only Transaction pursuant to the Warrant Agreement upon satisfaction of certain conditions set forth in the Warrant Agreement.

In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

Until the exercise of any Warrant, subject to the provisions of the Warrant Agreement and except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions or to receive notice of, or attend meetings of, stockholders or any other proceedings of the Company; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except with respect to any Received Dividend or as provided with respect to the dissolution, liquidation or winding up of the Company, no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Form of Exercise

In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise _______________ Warrants evidenced by this Warrant Certificate and represents that for each of the Warrants evidenced hereby being exercised such Holder either has (please check one box only):

☐	tendered the Exercise Price in the aggregate amount of $_________ by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose; or

☐	elected a “Cashless Exercise”.

The undersigned requests that the shares of Common Stock issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:		Name:
(Please Print)
	(Insert Social Security or Other Identifying Number of Holder)	Address:

Signature

(Signature must conform in all respects to name

of Holder as specified on the face of this

Warrant Certificate and must bear a signature
guarantee by a bank, trust company or member

firm of a U.S. national securities exchange.)

Signature Guaranteed:

Instructions (i) as to denominations and names of Common Stock issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:

Assignment

(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto

Please insert social security or

other identifying number

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:	Signature

(Signature must conform in all respects to name

of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

[SCHEDULE A

SCHEDULE OF DECREASES IN WARRANTS

The following decreases in the number of Warrants evidenced by this Global Warrant Certificate have been made:

Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant following such decrease	Signature of authorized signatory][5]

[5]	Include only on Global Warrant Certificate.